                                                                    EXHIBIT 5

                          [ARNSTEIN & LEHR LETTERHEAD]




                                 May 20, 1997


Cotter & Company
8600 West Bryn Mawr Avenue
Chicago, Illinois 60631-3505

                            Re: Post Effective Amendment No. 2 to Registration Statement on Form S-2 (No. 33-64669)

Gentlemen:


     We refer to the Post Effective Amendment No. 2 to Registration Statement on Form S-2 (No. 33-64669) being filed by Cotter & Company, a Delaware corporation (hereinafter referred to as the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the registration of $25,936,000 principal amount of the Company's Variable Denomination Fixed Rate Redeemable Term Notes (the "Notes").


     The Notes will be issued and sold directly by the Company in the minimum amount of $1,000 and integral multiples thereof for cash. Notes will be sold only to members of the Company holding Class A Common Stock and their immediate family members, holders of certain Variable Denomination
Fixed Rate Redeemable Term Notes of the Company, current employees of the Company and its subsidiaries and members of Servistar Coast to Coast corporation, which will merge with and into the Company, effective July 1, 1997.


     Based upon our examination, we are of the opinion that:


     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.



     2. The proposed offering of $25,936,000 principal amount of the Notes has been duly authorized and, when sold as contemplated, the Notes will be legally issued, valid and binding obligations of the Company.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to use under the caption "Legal Matters" in the related Prospectus as counsel for the Company who have passed upon the legalities of the securities registered thereunder.
[/R]


                                        Sincerely,



                                        Arnstein & Lehr